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As filed with the Securities and Exchange Commission on March 20, 2003

Registration No. 333-102512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form S-1
on
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PETCO Animal Supplies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5999 (Primary Standard Industrial Classification Code Number)	33-0479906 (I.R.S. Employer Identification Number)
9125 Rehco Road San Diego, California 92121 (858) 453-7845 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian K. Devine
Chief Executive Officer and President
PETCO Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121
(858) 453-7845
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Edwards, Esq.
Andrew S. Greenhalgh, Esq.
Latham & Watkins LLP
701 "B" Street, Suite 2100
San Diego, California 92101
(619) 236-1234

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Common Stock, par value $0.001 per share	(1)	(1)	$55,000,000	$4,450(2)

Secondary Offering:(3)
Common Stock, par value $0.001 per share	11,500,000 shares	$16.76(4)	$192,740,000	$15,593(2)

Total:			$247,740,000	$20,043(2)(5)

(1)
There are being registered hereunder by the Registrant such indeterminate number of shares of common stock as shall have an aggregate initial offering price not to exceed $55,000,000. The proposed maximum offering price per share will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the shares of common stock registered hereunder.

(2)
Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act with respect to common stock to be sold by the Registrant and pursuant to Rule 457(c) with respect to common stock to be sold by the selling stockholders based on the average of the high and low sale prices of our common stock reported on the Nasdaq National Market on March 13, 2003.

(3)
Up to 11,500,000 shares of our common stock may be sold from time to time pursuant to this registration statement by the selling stockholders named herein.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of our common stock reported on the Nasdaq National Market on March 13, 2003.

(5)
The Registrant previously paid a fee in the amount of $31,740 in connection with the filing of its Registration Statement on Form S-1 on January 14, 2003. Subsequent to the filing of the Registration Statement on Form S-1, the Registrant has become eligible to use Form S-3. This Registration Statement on Form S-3 is a pre-effective amendment to the Registrant's Form S-1 Registration Statement. The previous filing fee was based on the fee in effect prior to February 25, 2003.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED MARCH 20, 2003

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

$55,000,000

Common Stock

Offered by

PETCO Animal Supplies, Inc.

11,500,000 Shares of Common Stock
Offered by Selling Stockholders

        We may offer and sell from time to time shares of common stock in amounts, at prices and on the terms that we will determine at the time of offering, with an aggregate initial offering price of up to $55,000,000. In addition, the selling stockholders named in this prospectus may sell up to 11,500,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

        We will provide the specific terms of these offers and sales in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest. We and the selling stockholders may sell common stock directly to purchasers or through agents or through underwriters or dealers as designated from time to time. If any agents, underwriters or dealers are involved in the sale of the common stock, the applicable prospectus supplement will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

        Our common stock is listed on the Nasdaq National Market under the symbol "PETC."

        Investing in our securities involves risks, which we describe in our Annual Report on Form 10-K and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                        , 2003

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

        Whenever we refer to "PETCO," "we," "our" or "us" in this prospectus, we mean PETCO Animal Supplies, Inc. and its consolidated subsidiaries, unless the context suggests otherwise.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell common stock from time to time in one or more offerings up to a total dollar amount of $55,000,000. Certain selling stockholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell shares of our common stock under this prospectus. We will not receive any of the proceeds from any sales of shares by the selling stockholders. Each time we offer to sell or a selling stockholder offers to sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and, as a result, file periodic reports, proxy statements and other information with the SEC. You may read and copy these periodic reports, proxy statements and other information at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants like us that file electronically with the SEC. The address of the site is http://www.sec.gov.

        We are incorporating by reference some information about us that we file with the SEC. We are disclosing important information to you by referencing those filed documents. Any information that we reference this way is considered part of this prospectus. The information in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

        We incorporate by reference the following documents we have filed, or may file, with the SEC:

  •
  Our Annual Report on Form 10-K for the fiscal year ended February 1, 2003 filed with the SEC on March 20, 2003;

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on February 19, 2002; and

  •
  All documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this offering.

        You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

PETCO Animal Supplies, Inc.
Attention: Investor Relations
9125 Rehco Road
San Diego, California 92121
(858) 453-7845

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. We generally identify forward-looking statements in this prospectus using words like "believe," "intend," "target," "expect," "estimate," "may," "should," "plan," "project," "contemplate," "anticipate," "predict" or similar expressions. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements involve known and unknown risks, uncertainties and other factors, including those detailed in our Annual Report on Form 10-K under the heading "Certain Cautionary Statements," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 PETCO

        We are a leading specialty retailer of premium pet food, supplies and services with 600 stores in 43 states and the District of Columbia. Our products include pet food, supplies, grooming products, toys, novelty items and vitamins, small pets such as fish, birds and other small animals (excluding cats and dogs), and veterinary supplies. Our strategy is to offer our customers a complete assortment of pet-related products and services at competitive prices, with superior levels of customer service at convenient locations.

        Our stores combine the broad merchandise selection and everyday low prices of a pet supply warehouse store with the convenient location and knowledgeable customer service of a neighborhood pet supply store. We believe that this combination differentiates our stores and provides us with a competitive advantage. Our principal format is a 12,000 to 15,000 square foot store, conveniently located near local neighborhood shopping destinations, including supermarkets, bookstores, coffee shops, dry cleaners and video stores, where our target "pet parent" customer makes regular weekly shopping trips. We believe that our stores are well positioned, both in terms of product offerings and location, to benefit from favorable long-term demographic trends, a growing pet population and an increasing willingness of pet owners to spend on their pets.

        Our corporate headquarters are located at PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, CA 92121, and our telephone number is (858) 453-7845. Our web site address is www.petco.com. The information contained or incorporated in our web site is not a part of this prospectus.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we currently intend to use the net proceeds from our sale of common stock to redeem up to $40.0 million in principal amount of our outstanding 10.75% senior subordinated notes due 2011. Under the indenture governing the senior subordinated notes, we would be required to pay a 10.75% redemption premium and accrued and unpaid interest through the date of redemption in order to redeem the senior subordinated notes. Alternatively, we may elect to purchase indebtedness, in open market purchases, negotiated transactions or otherwise, with the net proceeds from our sale of common stock. We currently intend to use any remaining net proceeds for general corporate purposes. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.

        We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

 SELLING STOCKHOLDERS

        The following table sets forth information about the selling stockholders' beneficial ownership of our common stock as of March 19, 2003 (such information has been provided by the selling stockholders) and after the sale of the common stock offered by each selling stockholder, assuming all such shares are sold. None of the selling stockholders has committed to sell any shares under this prospectus. The percentage of outstanding shares beneficially owned is based on 57,373,067 shares of common stock outstanding as of March 19, 2003. The numbers presented under "Shares of Common Stock Beneficially Owned After the Offering" assume that all of the shares offered by the selling stockholders are sold and that the selling stockholders acquire no additional shares of our common stock before the completion of this offering. The selling stockholders may offer all, some or none of the shares of our common stock beneficially owned by them. We will pay all expenses incurred with respect to the registration and sale of the shares of common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

        The term "selling stockholders," as used in this prospectus, includes the persons listed below and any transferees, pledgees, donees, heirs or other successors receiving shares from the persons listed below after the date of this prospectus.

	Shares of Common Stock Beneficially Owned Before the Offering		Shares of Common Stock To Be Sold In the Offering	Shares of Common Stock Beneficially Owned After the Offering
Name of Selling Stockholder
	Number	Percentage		Number	Percentage
Green Equity Investors III, L.P.(1)(2)	15,030,954	26.2%	5,750,000	9,280,954	16.2%
TPG Partners III, L.P.(1)(3)	11,368,813	19.8	4,349,070	7,019,743	12.2
TPG Parallel III, L.P.(1)(3)	2,185,952	3.8	836,223	1,349,729	2.4
TPG Dutch Parallel III, C.V.(1)(3)	723,320	1.3	276,702	446,618	*
FOF Partners III-B, L.P.(1)(3)	420,265	*	160,770	259,495	*
TPG Investors III, L.P.(1)(3)	313,696	*	120,002	193,694	*
FOF Partners III, L.P.(1)(3)	18,909	*	7,233	11,676	*

  (1)
  We refer to TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel III, C.V., TPG Investors III, L.P., FOF Partners III, L.P. and FOF Partners III-B, L.P. collectively as Texas Pacific Group. Green Equity Investors III, L.P. and Texas Pacific Group are parties to an agreement, pursuant to which, among other things, they have agreed to vote for two nominees of each of Green Equity Investors III, L.P. and Texas Pacific Group to serve on our board of directors.
  (2)
  The address of Green Equity Investors III, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
  (3)
  The address of each of TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel III, C.V., TPG Investors III, L.P., FOF Partners III, L.P. and FOF Partners III-B, L.P. is 301 Commerce Street, Suite 3330, Fort Worth, Texas 76102.

        In October 2000, we completed a leveraged recapitalization with an entity controlled by Leonard Green & Partners, L.P. and its affiliates, which we refer to collectively as Leonard Green, and TPG Partners III, L.P. and its affiliates, which we refer to collectively as Texas Pacific Group. Green Equity Investors III, L.P. is an affiliate of Leonard Green and the other selling stockholders set forth in the table above are affiliates of Texas Pacific Group.

        In connection with the recapitalization transaction, we entered into a ten year management services agreement with Leonard Green and Texas Pacific Group, who acted as the managers under the agreement. Under the management services agreement, the managers provided management, consulting and financial planning services and transaction-related financial advisory and investment banking services to us and our subsidiaries. We paid a one-time structuring fee of $8.0 million to the managers in October 2000 under the agreement. The managers received an annual fee of approximately $3.1 million as compensation for the general services they provided under the management services agreement and normal and customary fees for transaction-related services, and were reimbursed for out-of-pocket expenses. Shortly after the closing of our initial public offering in February 2002, we paid Leonard Green and Texas Pacific Group an aggregate amount of approximately $12.5 million to terminate the management services agreement.

        In connection with the recapitalization transaction, we also entered into a stockholders agreement with certain of our stockholders, including the selling stockholders. The stockholders agreement was amended and restated in connection with our initial public offering in February 2002. Under the amended and restated stockholders agreement, certain of our stockholders, including the selling stockholders, may demand that we file a registration statement under the Securities Act covering some or all of the stockholder's registrable securities. In addition, if we propose to register any of our equity securities under the Securities Act, other than in connection with a demand registration or other excluded registration, the stockholders may require that we include all or a portion of their registrable securities in the registration and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities. In general, we will bear all fees, costs and expenses of registrations under the stockholders agreement, other than underwriting discounts and commissions. The selling stockholders have waived any registration rights they may have in connection with any sale of common stock pursuant to this prospectus or any prospectus supplement.

        John M. Baumer, Jonathan Coslet, John G. Danhakl and William S. Price III each serve on our board of directors. Messrs. Baumer and Danhakl are partners of Leonard Green & Partners, L.P. Mr. Coslet is an executive of Texas Pacific Group and Mr. Price is a founding partner of Texas Pacific Group.

 PLAN OF DISTRIBUTION

        We and the selling stockholders currently intend to offer and sell the common stock in one or more underwritten public offerings. However, we and/or any selling stockholders may also offer and sell shares of common stock:

  •
  through agents;
  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
  •
  directly to one or more purchasers (through a specific bidding or auction process or otherwise); or
  •
  through a combination of any of these methods of sale.

        The distribution of the common stock may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;
  •
  at market prices prevailing at the time of sale;
  •
  at prices relating to the prevailing market prices; or
  •
  at negotiated prices.

        Offers to purchase the common stock may be solicited by agents designated by us and/or any selling stockholders from time to time. Any agent involved in the offer or sale of the common stock will be named, and any commissions payable by us and/or any selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the common stock so offered and sold.

        If we and/or any selling stockholders offer and sell common stock through an underwriter or underwriters, we and/or the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the common stock. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the common stock. If underwriters are used in the sale of any common stock in connection with this prospectus, those shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and us and/or any selling stockholders at the time of sale. Shares of common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of those shares of common stock the underwriters will be obligated to purchase all such securities if any are purchased.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the common stock. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the common stock in connection with the offering, i.e., if it sells more shares of common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing common stock in the open market. In general, purchases of common stock to reduce a short position could cause the price of the common stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase common stock on the open market to reduce their short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such common stock as part of the offering.

        If we and/or the selling stockholders offer and sell common stock through a dealer, we, the selling stockholders or an underwriter will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        We and/or the selling stockholders may solicit offers to purchase the common stock directly and we and/or the selling stockholders may sell the common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those shares of common stock. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

        We and/or the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and/or the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us and/or the selling stockholders in the ordinary course of business.

        We and/or the selling stockholders may authorize our respective agents or underwriters to solicit offers to purchase common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the common stock sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

        From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of our shares of common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our common stock owned by them in other circumstances. The number of shares of our common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our common stock or default in performing obligations secured by their shares of our common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

 DESCRIPTION OF CAPITAL STOCK

        This prospectus contains a summary of the material terms of our capital stock. The following description of our capital stock is subject to, and qualified in its entirety by, our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

        Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

Common Stock

        As of March 19, 2003, there were 57,373,067 shares of common stock outstanding, held of record by approximately 100 stockholders. Holders of shares of our common stock are entitled to one vote per share on matters to be voted upon by the stockholders and, subject to the prior rights of the holders of preferred stock, to receive dividends when and as declared by the board of directors with funds legally available therefor and to share ratably in our assets legally available for distribution to the stockholders in the event of liquidation or dissolution, after payment of all debts and other liabilities. Holders of our common stock are not entitled to preemptive rights and have no subscription, redemption or conversion privileges. Our common stock does not have cumulative voting rights, which means the holder or holders of more than one-half of the shares voting for the election of directors can elect all of the directors then being elected. All of the outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

        Our certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the powers, preferences, privileges, rights and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of the series, without any further vote or action by stockholders. We believe that the board of directors' authority to set the terms of, and our ability to issue, preferred stock will provide flexibility in connection with possible financing transactions in the future. The issuance of preferred stock, however, could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no outstanding shares of preferred stock and no present plan to issue any shares of preferred stock.

Anti-takeover Provisions of our Charter, Bylaws and Delaware General Corporation Law

        Stockholder Action; Advance Notification of Stockholder Nominations and Proposals. Our certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our certificate of incorporation also requires that special meetings of stockholders be called only by our board of directors, our chairman or our president. In addition, our bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring hostile takeovers or delaying changes in control of our management, which could depress the market price of our common stock.

        Number, Election and Removal of the Board of Directors.    Our certificate of incorporation provides that the authorized number of directors will be as set forth in the bylaws and may be changed only by an amendment to the bylaws duly adopted by the board of directors or our stockholders. Our bylaws provide that the board of directors may consist of between five and fifteen members, with the actual number to be determined from time to time by resolution of the board of directors. Our board of directors currently consists of nine members divided into three different classes. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective terms. Between stockholder meetings, directors may be removed by our stockholders only for cause, and the board of directors may appoint new directors to fill vacancies or newly created directorships. These provisions may deter a stockholder from removing incumbent directors and from simultaneously gaining control of the board of directors by filling the vacancies created by removal with its own nominees.

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless the "business combination" or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Indemnification of Directors and Officers and Limitation of Liability

        Our certificate of incorporation and bylaws allow us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent permitted by the DGCL.

        We have also entered into indemnity agreements with each of our directors and officers, which provide for mandatory indemnity of an officer or director made party to a "proceeding" by reason of the fact that he or she is or was an officer or director of ours, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. These agreements also obligate us to advance expenses to an indemnitee provided that he or she agrees to repay advanced expenses in the event he or she is not entitled to indemnification. Indemnitees are also entitled to partial indemnification, and indemnification for expenses incurred as a result of acting at our request as a director, officer or agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by us.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the above provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Listing

        Our common stock is listed on the Nasdaq National Market under the symbol "PETC."

LEGAL MATTERS

        The validity of the common stock offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

        The consolidated financial statements of PETCO Animal Supplies as of February 2, 2002 and February 1, 2003, and for each of the years in the three year period ended February 1, 2003 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the year ended February 1, 2003 refers to a change in accounting for goodwill.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

        The following table sets forth the various expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All expenses of the offering, other than underwriting fees, discounts and commissions incurred by the selling stockholders, will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$31,740
Blue Sky fees and expenses	$5,000
Legal fees and disbursements	$610,000
Printing and engraving expenses	$350,000
NASD fees	$30,500
Accounting fees and expenses	$225,000
Transfer Agent and Registrar fees	$5,000
Miscellaneous	$242,760

Total	$1,500,000

Item 15. Indemnification of Directors and Officers

        PETCO Animal Supplies, Inc. ("PETCO") is incorporated under the laws of the State of Delaware. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        PETCO's bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

Item 16. Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1(1)	Third Amended and Restated Certificate of Incorporation of PETCO Animal Supplies, Inc.
3.2(1)	Amended and Restated Bylaws of PETCO Animal Supplies, Inc.
4.1(2)	Indenture, dated as of October 26, 2001, by and among PETCO, certain subsidiaries of PETCO and U.S. Bank N.A., as trustee.
4.2(2)	Exchange and Registration Rights Agreement, dated as of October 26, 2001, by and between PETCO, certain subsidiaries of PETCO and Goldman, Sachs & Co., as initial purchaser.
4.3(3)	Form of Specimen Common Stock Certificate.
4.4(2)	Amended and Restated Stockholders Agreement, dated as of February 19, 2002, by and among PETCO and certain stockholders of PETCO.
4.5(2)	Amended and Restated Securityholders Agreement, dated as of February 19, 2002, by and among PETCO and certain securityholders of PETCO.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Auditors.
24.1**	Power of Attorney.

  *
  To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

  **
  Previously filed.

  (1)
  Incorporated by reference to PETCO's Registration Statement on Form S-4, as amended (File No. 333-84474).

  (2)
  Incorporated by reference to PETCO's Registration Statement on Form S-1, as amended (File No. 333-75830).

  (3)
  Incorporated by reference to PETCO's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, as amended.

Item 17. Undertakings

        (a)  The undersigned registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (d)  The undersigned registrant hereby undertakes that:

          (1)  For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 20th day of March, 2003.

PETCO ANIMAL SUPPLIES, INC.
By:	/s/ BRIAN K. DEVINE Brian K. Devine President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ BRIAN K. DEVINE Brian K. Devine	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 20, 2003
/s/ JAMES M. MYERS* James M. Myers	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 20, 2003
/s/ JOHN M. BAUMER* John M. Baumer	Director	March 20, 2003
/s/ JONATHAN COSLET* Jonathan Coslet	Director	March 20, 2003
/s/ JOHN G. DANHAKL* John G. Danhakl	Director	March 20, 2003
/s/ JULIAN C. DAY* Julian C. Day	Director	March 20, 2003
/s/ CHARLES W. DUDDLES* Charles W. Duddles	Director	March 20, 2003
/s/ ARTHUR B. LAFFER* Arthur B. Laffer	Director	March 20, 2003
/s/ WILLIAM S. PRICE III* William S. Price III	Director	March 20, 2003
*By:	/s/ BRIAN K. DEVINE Brian K. Devine Attorney-in-fact

Exhibit Index

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.
3.1(1)	Third Amended and Restated Certificate of Incorporation of PETCO Animal Supplies, Inc.
3.2(1)	Amended and Restated Bylaws of PETCO Animal Supplies, Inc.
4.1(2)	Indenture, dated as of October 26, 2001, by and among PETCO, certain subsidiaries of PETCO and U.S. Bank N.A., as trustee.
4.2(2)	Exchange and Registration Rights Agreement, dated as of October 26, 2001, by and between PETCO, certain subsidiaries of PETCO and Goldman, Sachs & Co., as initial purchaser.
4.3(3)	Form of Specimen Common Stock Certificate.
4.4(2)	Amended and Restated Stockholders Agreement, dated as of February 19, 2002, by and among PETCO and certain stockholders of PETCO.
4.5(2)	Amended and Restated Securityholders Agreement, dated as of February 19, 2002, by and among PETCO and certain securityholders of PETCO.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of KPMG LLP, Independent Auditors.
24.1**	Power of Attorney.

  *
  To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

  **
  Previously filed.

  (1)
  Incorporated by reference to PETCO's Registration Statement on Form S-4, as amended (File No. 333-84474).

  (2)
  Incorporated by reference to PETCO's Registration Statement on Form S-1, as amended (File No. 333-75830).

  (3)
  Incorporated by reference to PETCO's Annual Report on Form 10-K for the fiscal year ended February 2, 2002, as amended.

QuickLinks

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
PETCO
USE OF PROCEEDS
SELLING STOCKHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF CAPITAL STOCK
LEGAL MATTERS
EXPERTS
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index